Exhibit 99.1

Execution Copy

SEPARATION AND CONSULTING AGREEMENT AND

GENERAL RELEASE OF CLAIMS

This Separation and Consulting Agreement and General Release of Claims (this "Agreement") is between CONCURRENT COMPUTER CORPORATION, a Delaware corporation (the "Company"), and DEREK ELDER ("Consultant"). The signatories to this Agreement may be referred to collectively as "Parties" and individually as a "Party."

WHEREAS, Consultant and the Company are parties to an employment agreement effective as of November 21, 2014 (the "Employment Agreement"), and pursuant to the Employment Agreement, Consultant serves as the Chief Executive Officer of the Company;

WHEREAS, Consultant's employment with the Company will terminate on December 31, 2017, (the "Separation Date");

WHEREAS, after the Separation Date, the Company desires to retain Consultant to provide certain services as a consultant to the Company; and

WHEREAS, the Parties intend that the terms and conditions of this Agreement shall govern all issues relating to Consultant's employment, termination of employment, consulting relationship, and post-employment and post-consultancy obligations.

NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement and other valuable consideration, the Parties agree as follows:

1.           Termination of Employment. Consultant acknowledges that his employment with the Company will terminate on the Separation Date. From and after the Separation Date, Consultant will have no employment relationship with the Company, whether as Chief Executive Officer or in any other employment capacity. As of the Separation Date, Consultant is deemed to have automatically resigned (a) as an officer of the Company and each of its affiliates, as applicable; (b) from the Company's Board of Directors (the "Board"); and (c) from any and all other positions he held with or on behalf of the Company, whether such be as an officer, member of the Board or in his capacity as a fiduciary.

2.           Separation Payments. Subject to Consultant's compliance with the terms and conditions of this Agreement, the Company shall provide for the payments and benefits described below:

(a)           Severance Amount. The Company will pay Consultant a lump sum cash payment of $558,000 (less applicable tax withholdings and deductions), which payment shall be paid on the Company's first regularly scheduled payroll date following the expiration of the Release Revocation Period (as defined in Section 4, below) (the "Initial Payment Date").

(b)           Fiscal Year 2018 Annual Incentive Plan. Consultant shall receive a pro-rated portion of Consultant's maximum award under the Company's Annual Incentive Plan for the Company's 2018 fiscal year, which pro-rated portion shall be equal to $194,000 and paid in a lump sum cash payment (less applicable tax withholdings and deductions) on the Initial Payment Date.

(c)           COBRA Payment. The Company shall pay Consultant a lump sum cash payment equal to $19,121.08 (less applicable tax withholdings and deductions) on the Initial Payment Date. Such payment represents the difference between (i) Consultant's monthly COBRA premium for himself and his eligible dependents who were covered under the Company's hospitalization and medical plan as of the Separation Date and (ii) the monthly premium that an active employee would pay for the same coverage, as of the Separation Date, multiplied by twelve (12), plus a gross up for estimated taxes.

(d)           Vesting of Equity Awards. Pursuant to the terms of the Company's 2011 Stock Incentive Plan and any award agreements thereunder, all of Consultant's outstanding restricted stock awards and performance-based stock awards shall become fully vested and all related accrued dividends paid (each as shown on Exhibit A hereto) as of the closing date of the transactions contemplated by the Asset Purchase Agreement entered into by the Company and Vecima Networks Inc. on October 13, 2017 (the "Asset Sale").

(e)           Asset Sale Transaction Bonus. Consultant shall receive a transaction bonus in connection with the Asset Sale in the form of lump sum cash payment equal to $200,000 (less applicable tax withholdings and deductions), which amount shall be paid coincident with and contingent upon the closing of the Asset Sale.

3.           Consulting Relationship.

(a)           Services. During the Consulting Term (as defined in Section 3b, below), Consultant agrees to provide certain advisory and consulting services to the Company as reasonably requested by the Board (the "Services"). Consultant agrees to attend such meetings or calls with the Company representatives, members of the Board, the Company clients, the Company stockholders, analysts and the media as the Company may reasonably request for communication and application of his Services. Consultant shall use his best efforts to accommodate such requests for the provision of the Services, and shall devote his reasonable time and best efforts, skill and attention to the performance of the Services, including travel that is reasonably requested in the performance of such Services. Consultant shall coordinate the furnishing of the Services with representatives of the Company in order that such Services can be provided in such a way as to generally conform to the business schedules and performance standards of the Company, but the method of performance, place of performance, hours utilized in such performance, and other details of the manner of performance of Consultant's provision of the Services shall be within the sole control of Consultant. It is the intent of the Parties that Consultant will "separate from service" with the Company pursuant to the rules and regulations of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") as of the Separation Date, therefore, the Parties reasonably anticipate that Consultant's level of bona fide services during the Consulting Term (as defined in Section 3b, below) will be no more than twenty percent (20%) of the average level of services performed by Consultant over the thirty-six-month (36) period immediately preceding the Separation Date, with the level of bona fide service calculated in accordance with Treasury Regulations Section 1.409A-1(h)(1)(ii).

(b)          Consulting Term. Unless earlier terminated as provided hereunder, the "Consulting Term" shall be the period between the Separation Date and December 31, 2018 (the "Expiration Date"); provided, however, that the Consulting Term shall be terminated prior to the Expiration Date upon any of the following:

(i)           Consultant's death or Disability;

(ii)         the termination of the Consulting Term by voluntary resignation of Consultant; or

(iii)        the termination of the Consulting Term by the Board for Cause.

Upon the termination of the Consulting Term pursuant to Section 3(b)(i), the Company shall pay to Consultant's estate or representative, as applicable, a lump sum cash payment equal to any remaining unpaid Consulting Payments (as defined in Section 3(c), below), no later than thirty (30) days following the end of the Consulting Term. Upon the termination of the Consulting Term pursuant to Section 3(b)(ii), the Company shall have no further obligations to Consultant pursuant to Section 3(c) below other than payment for those Services performed prior to the date that the Consulting Term terminated. In the event the Consulting Term is terminated by the Board for Cause, all compensation under Sections 2 and 3 of this Agreement shall cease immediately. As used herein, "Disability" shall mean that Consultant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. As used herein, "Cause" shall exist in the event that: (A) Consultant breaches any of his obligations or covenants under this Agreement; (B) Consultant breaches any of his obligations under the Amended and Restated Protective Agreement attached hereto as Exhibit B (the "Amended Protective Agreement"), (C) Consultant has committed a willful serious act, such as embezzlement, against the Company intended to enrich himself at the expense of the Company or has been convicted of a felony involving moral turpitude; or (D) Consultant has (x) willfully and grossly neglected his duties hereunder or (y) intentionally failed to observe specific lawful directives or policies of the Board, which directives or policies were consistent with his positions, duties and responsibilities hereunder, and which failure had, or continuing failure will have, a material adverse effect on the Company.

(c)           Consulting Payments. During the Consulting Term, and provided that Consultant complies with each of the provisions contained in this Agreement, the Company will pay Consultant (i) one payment of $217,722 on the Company's first regularly scheduled pay date following July 1, 2018 and (ii) an aggregate of $217,722 payable in six (6) substantially equal monthly installments beginning on July 1, 2018 through the Expiration Date (collectively, the "Consulting Payments").

(d)           Incentive Transaction Bonus. Consultant shall have the right to receive an incentive fee (the "Incentive Transaction Bonus") upon the consummation of any acquisition of an entity or business (the "Sourced Business") by the Company that Consultant sourced (as reasonably determined by the Board) and introduced to the Company during the Consulting Term and is consummated on or before the ninetieth (90th) day following the termination of the Consulting Term (the "Sourced Transaction"). The Incentive Transaction Bonus shall equal the sum of (i) 1% of the total consideration paid by the Company for the Sourced Business in the Sourced Transaction and (ii) 7.5% of the Net Asset Value of any subsequent sale of the Sourced Business by the Company that is consummated on or before the fifth (5th) anniversary of the closing of the Sourced Transaction. Each portion of the Incentive Transaction Bonus shall be paid in a lump sum cash payment no later than thirty (30) days following the consummation of the applicable transaction. As used in this Agreement, the term "Net Asset Value" means aggregate cash proceeds received by the Company upon divestiture less the sum of (i) acquisition costs and (ii) capital contributions that were made by the Company during its ownership.

(e)           Expenses. During the Consulting Term, Consultant will be entitled to receive reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company), in connection with his performing Services hereunder. Reimbursements shall be made in accordance with the Company's normal expense reimbursement policies and procedures (including timing), and such reimbursements will be made no later than the last day of Consultant's taxable year following the taxable year in which the expense was incurred.  The expenses reimbursed by Consultant during any taxable year of the Consultant will not affect the expenses paid by the Company in another taxable year. This right to reimbursement is not subject to liquidation or exchange for another benefit.

(f)           Withholding. Consultant acknowledges that he will receive an IRS Form 1099-MISC from the Company for the Consulting Payments and the Incentive Transaction Bonus. Consultant acknowledges and agrees that (i) the Company is not required to, and will not, withhold from payments or benefits to be made to Consultant under this Section 3 any sums for income tax, unemployment insurance, social security, or any other withholding, or make any contributions on Consultant's behalf for unemployment insurance or social security, (ii) Consultant is solely responsible for the timely payment of all income and other taxes with respect to the Services performed by Consultant hereunder, and (iii) Consultant shall be solely responsible for making all applicable tax filings and remittances with respect to amounts paid to Consultant pursuant to this Agreement and Consultant shall indemnify and hold harmless the Company for all claims, damages, costs and liabilities arising from any failure to do so.

(g)           Insurance/Benefits. From and after the Separation Date, Consultant shall no longer be an employee of the Company or any other Released Party (as defined in Section 4a, below) and nothing in this Agreement or elsewhere shall change that status. During the Consulting Term, Consultant shall be an independent contractor and shall not participate in any pension or welfare benefit plans, programs or arrangements of the Company or any other Released Party, unless such benefits are made available due to Consultant's former employment status with the Company.

4.           General Release.

(a)           General Release. For good and valuable consideration, including the consideration set forth in Sections 2 and 3 above, Consultant, on behalf of himself and anyone claiming through him, hereby fully and completely releases the Company, its affiliates and related entities, and each of their respective current and former employees, officers, directors, shareholders, members, managers, agents, employee benefit plans and fiduciaries, insurers, trustees, attorneys, joint venture partners, transferees, successors and assigns (each a "Released Party" and collectively, the "Released Parties"), collectively, separately, and severally, of and from any and all claims, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, foreseen, unforeseen, known or unknown, that Consultant has had, now has, or may have against the Released Parties (or any of them) from the beginning of time through the date Consultant signs this Agreement (the claims released under this Agreement are collectively referred to as the "Released Claims"). Subject to the limitations in the immediately preceding sentence, the Released Claims include all claims arising under any federal, state or local statute or ordinance, constitutional provision, public policy or common law, including all claims under Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967 (the "ADEA"); the Equal Pay Act; the Civil Rights Act of 1866; the Civil Rights Act of 1871; the Employee Retirement Income Security Act (with respect to unvested benefits); COBRA; the Americans with Disabilities Act; the Family and Medical Leave Act of 1933; 31 U.S.C. § 3730(h); the Fair Labor Standards Act; the Georgia Equal Pay Act; the Georgia Prohibition of Age Discrimination in Employment Act; and the Georgia Equal Employment for People with Disabilities Code (all as amended); all claims for breach of any express or implied contract; all claims for breach of any covenant of good faith and fair dealing; all claims for promissory estoppel or detrimental reliance; all claims for wages, bonuses, incentive compensation, equity, fringe benefits and severance allowances or entitlements; all tort claims (including claims for fraud, slander, libel, defamation, disparagement, and negligent or intentional infliction of emotional distress); all claims for compensatory or punitive damages, or any other claim for damages or injury of any kind whatsoever; and all claims for monetary recovery, including, without limitation, attorneys' fees, experts' fees, medical fees or expenses, costs and disbursements. Consultant hereby waives any right to seek or recover any individual relief in connection with any of the Released Claims through any charge, complaint, lawsuit, or other proceeding, whether commenced or maintained by Consultant or by any other person or entity.

(b)           Release of ADEA Claims. The Released Claims include any claims Consultant may have against any of the Released Parties under the ADEA. Consultant understands that he has forty-five (45) days from the date this Agreement was initially delivered to him to decide whether to sign it (the "Consideration Period"), although Consultant may sign this Agreement sooner if he chooses. If Consultant decides to sign this Agreement before the expiration of the Consideration Period, Consultant represents that his decision is knowing and voluntary, and that any remaining time within the Consideration Period is waived by him and expires. Consultant agrees that any revisions made to this Agreement after it was initially delivered to him, whether material or immaterial, shall not restart the Consideration Period. Consultant may revoke this Agreement within seven days after signing it (the "Release Revocation Period"). This Agreement will not become effective or enforceable until the day immediately following the end of the Release Revocation Period (such day being the "Effective Date"), however, notwithstanding the foregoing such effectiveness is contingent upon Consultant's prior execution of the Amended Protective Agreement. In the event Consultant chooses to revoke this Agreement, Consultant must notify the Company in writing in accordance with Section 14 of this Agreement. Any such notice of revocation must be delivered to the Company in a manner calculated to ensure receipt prior to 11:59 p.m. Eastern Time on the day prior to the Effective Date. If Consultant does not sign this Agreement prior to the expiration of the Consideration Period, or if Consultant revokes this Agreement, he will not be entitled to any of the benefits set forth in Sections 2(a), 2(b), 2(c) or 3 of this Agreement.

5.           Covenant Not to Sue. Except for an action to challenge the validity of Consultant's release of claims under the ADEA, or as otherwise provided in Section 12 below, Consultant promises that he will not file, instigate or participate in any proceeding against any of the Released Parties relating to any of the Released Claims. In the event Consultant breaches the covenant contained in this Section 5, Consultant agrees to indemnify the Released Parties for all damages and expenses, including attorneys' fees, incurred by any Released Parties in defending, participating in or investigating any matter or proceeding covered by this Section 5.

6.           Representations. Consultant represents and warrants that (a) Consultant has been fully compensated for all hours worked with the receipt of Consultant's final paycheck; (b) Consultant is not aware of any activity by the Company or any other Released Party that Consultant believes to be unlawful or potentially unlawful; (c) Consultant has not filed any complaints, claims or actions against the Company or any other Released Party; and (d) Consultant has not assigned, transferred, conveyed or otherwise disposed of any Released Claims. Consultant understands and agrees that the payments and benefits set forth in Sections 2 and 3 encompass and are in lieu of any and all other payments and benefits to which he may be entitled from the Company.

7.           Amended Protective Agreement. The effectiveness of this Agreement is contingent upon Consultant's timely execution of the Amended Protective Agreement.

8.           Non-disparagement. Except as otherwise provided in Section 12 below, Consultant agrees not to make, publish or communicate to any person or entity or in any public forum (including social media) at any time any defamatory or disparaging remarks, comments, or statements concerning the Company or its officers, directors, employees, clients or services.

9.           Injunctive Relief. Consultant acknowledges that any breach of his obligations under Section 8 of this Agreement or the Amended Protective Agreement would cause irreparable harm to the Company, the exact amount of which would be difficult to determine, and that the remedies at law for any such breach would be inadequate. Accordingly, Consultant agrees that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to specific performance and injunctive and other equitable relief, without posting bond or other security, to enforce or prevent any violation of such provisions. In any action for injunctive relief, the prevailing party will be entitled to collect reasonable attorneys' fees and other reasonable costs from the non-prevailing party.

10.         Notification to Subsequent Employer. Consultant agrees to notify any subsequent employer of the existence and terms of the provisions set forth in Sections 8 and 9 of this Agreement and the Amended Protective Agreement. In addition, Consultant authorizes the Company to provide a copy of such provisions to third parties, including but not limited to Consultant's subsequent, anticipated or possible future employers.

11.         Cooperation. Consultant agrees to cooperate with the Company and be reasonably available to confer with the Company with respect to continuing and/or future matters related to the period during which Consultant was employed by the Company or during the Consulting Term (including, without limitation, promptly responding to requests for information and appearing at the Company's request to give truthful testimony without requiring service of a subpoena or other legal process). The Company agrees to reimburse Consultant for all reasonable expenses incurred by Consultant in connection with providing cooperation pursuant to this Section 11 and, to the extent not prohibited by law, compensate Consultant at his reasonable hourly rate for any services so rendered.

12.         Protected Rights. Notwithstanding anything contained in this Agreement to the contrary, this Agreement does not constitute a release nor a waiver of any of the following claims: (a) any claims that cannot legally be waived by private agreement and any claims that may arise after the date Consultant signs this Agreement; (b) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Occupational Safety and Health Administration, provided that Consultant does release and relinquish any right to receive any money, property, or any other thing of value, or any other financial benefit or award, as a result of any proceeding of any kind or character initiated by any such governmental agencies or organizations; (c) claims pursuant to the terms and conditions of the federal law known as COBRA or similar state law; (d) claims for indemnity under any indemnification agreement with the Company or under its organizational documents, as provided by Delaware law or under any applicable insurance policy with respect to Consultant's liability as an employee, director or officer of the Company or its affiliates; and (e) claims Consultant may have as an employee participating in the Company's qualified retirement plan(s). Nothing contained in this Agreement prevents Consultant from (i) providing truthful testimony in response to a lawfully issued subpoena or court order, (ii) reporting possible violations of federal law or regulation to any government agency or entity and participating in any investigation or proceeding that may be conducted by a government agency or entity, including providing documents or other information, without notice to the Company, or (iii) receiving an award or monetary recovery pursuant to the Securities and Exchange Commission's whistleblower program.

13.         Defend Trade Secrets Act. Consultant is hereby notified that under the Defend Trade Secrets Act: (a) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (b) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

14.         Notices. All notices, requests, demands, claims, consents and other communications which are required, permitted or otherwise delivered under this Agreement shall in every case be in writing and shall be deemed properly served if: (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (c) delivered by a recognized overnight courier service to the parties at the addresses set forth below:

To the Company:	Concurrent Computer Corporation 4375 River Green Parkway, Suite 100 Duluth, Georgia 30096 Attn: Chairman, Board of Directors

With a copy to:	Andrews Kurth Kenyon LLP 450 Lexington Avenue New York, NY 10017 Attn: Paul Silverstein and Anthony Eppert

To Consultant:	Consultant's residential address as on file with the Company.

or to such other address as shall be furnished in writing by either party to the other party; provided, that such notice or change in address shall be effective only when actually received by the other party. The date of service of any such notices or other communications shall be: (i) the date such notice is personally delivered, (ii) three business days after the date of mailing if sent by certified or registered mail, or (iii) one business day after the date of delivery to the overnight courier if sent by overnight courier.

15.         Arbitration. Any disputes or claims of any kind or nature, including as to arbitrability under this Agreement, between Consultant and the Company arising out of, related to, or in connection with any aspect of Consultant's employment with or engagement by the Company or the termination thereof, including all claims arising out of this Agreement, the Amended Protective Agreement and claims for alleged discrimination, harassment, or retaliation in violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, or any other federal, state, or local law, shall be settled by final and binding arbitration in Fulton County, Georgia. Either party may file a written demand for arbitration with the American Arbitration Association pursuant to its National Rules for the Resolution of Employment Disputes. The arbitration shall be conducted by a single neutral arbitrator who is a member of the Bar of the State of Georgia, has been actively engaged in the practice of law for at least fifteen (15) years, and has substantial experience in connection with business transactions and interpretation of contracts. In considering the relevancy, materiality, discoverability, and admissibility of evidence, the arbitrator shall take into account, among other things, applicable principles of legal privilege, including the attorney-client privilege, the work product doctrine, and appropriate protection of the Company's confidential information. Upon the request of either party, the arbitrator's award shall be written and include findings of fact and conclusions of law. Judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction. Any arbitration of any claim by Consultant may not be joined or consolidated with any other arbitration(s) by or against the Company, including through class or collective arbitration. The prevailing party in any such arbitration, or in any action to enforce this Section 15 is or any arbitration award hereunder, shall be entitled to recover that party's attendant attorneys' fees and related expenses from the other party to the maximum extent permitted by law. The Company shall be responsible for payment of all mediation and arbitration filing and administrative fees, and all fees and expenses of the mediator or arbitrators, irrespective of the outcome, as to any federal statutory claims by Consultant or as may otherwise be required by law for this Agreement to be enforceable. Notwithstanding any other provision of this Agreement, the Company may seek temporary, preliminary, or permanent injunctive relief against the Consultant at any time without resorting to arbitration. The parties agree that this Agreement involves interstate commerce and that this arbitration provision is therefore subject to and governed by the Federal Arbitration Act.

16.         General Provisions.

(a)           No Admission of Liability. The Company and its agents expressly deny that they have any liability to Consultant, and this Agreement is not to be construed as an admission of any such liability. If this Agreement does not become effective, it shall be deemed negotiation for settlement purposes only and will not be admissible or usable for any purpose.

(b)           Entire Agreement; Modification. This Agreement, including the Exhibits, which are incorporated by reference herein and made a part hereof, sets forth the entire agreement between the parties regarding the subject matter of this Agreement, and supersedes and replaces any and all other agreements, written or oral, express or implied, between the parties concerning the same subject matter, with the exception of any prior restrictive covenants or invention assignment agreements between the Parties, which remain in effect. Except as expressly provided herein, this Agreement will supersede and render null and void any and all prior agreements between the Parties and their agents and personnel on the subject of this Agreement. No provision of this Agreement may be amended, changed, altered, or modified, except by mutual written agreement of Consultant and a duly authorized representative of the Company.

(c)           Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

(d)           Severability. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. In the event a court of competent jurisdiction determines that any restrictive covenant set forth in this Agreement is excessive in duration or scope or is otherwise unreasonable or unenforceable as drafted, it is the intent of the parties that such restriction be modified to render it enforceable to the maximum extent permitted by law.

(e)           Successors and Assigns. Consultant may not assign this Agreement or any part hereof, and any purported assignment by Consultant shall be null and void; provided, however, that Consultant may assign this Agreement to a corporation, limited liability company or other entity in which Consultant owns one hundred percent (100%) of the equity interests; provided, however, that the consulting relationship shall always be based upon the personal services of Consultant, and this Agreement may be assigned only if the consulting services to be rendered by Consultant may not be assigned to another individual, although the services may be rendered through the assignee-entity. This Agreement shall be assignable by the Company. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, assignees, heirs, distributees, devisees and legatees.

(f)           Survival. Upon termination of the Consulting Term for any reason, this Agreement shall terminate and the Company shall have no further obligation to Consultant; provided that the provisions set forth in Sections 5 through 16 and the Amended Protective Agreement shall remain in full force and effect after the termination of this Agreement for any reason.

(g)           Governing Law; Venue. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Georgia, irrespective of its choice of law rules. While it is the intention of the parties that Section 15 of this Agreement be fully enforced, to the extent any judicial action is required in aid of Section 15 of this Agreement or otherwise, any such action arising under or related to this Agreement or Consultant's employment with or engagement by the Company shall be filed exclusively in the state or federal courts with jurisdiction over Fulton County, Georgia, and the parties hereby consent to the jurisdiction and venue of such courts.

(h)           Construction. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. As used herein, the phrase "including" means "including, but not limited to" in each instance. "Or" is used in the inclusive sense of "and/or". The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

(i)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one document. This Agreement may be signed and delivered by fax transmission or email, which shall be effective as an original.

(j)           Section 409A. Payments pursuant to this Agreement are intended to be exempt from or comply with Section 409A of the Code and accompanying regulations and other binding guidance promulgated thereunder (collectively, "Section 409A"), and the provisions of this Agreement will be administered, interpreted and construed accordingly. Notwithstanding any other provision in this Agreement to the contrary, the Company shall have the right, in its sole discretion, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as it determines is necessary or appropriate for this Agreement to comply with Section 409A. Notwithstanding the foregoing provisions of this Section 16(j), Consultant is responsible for any and all taxes (including any taxes imposed under Section 409A) associated with any payments under this Agreement. Notwithstanding any other provision of this Agreement, if (A) any payment pursuant to this Agreement is conditioned upon the execution and delivery by Consultant of a release of claims, and if (B) the period beginning with the earliest date the release could be delivered to the Company by Consultant and ending with the latest date the release could become irrevocable after its execution and delivery by Consultant begins in one calendar year and ends in a later calendar year, then such payment shall be made no earlier than the first business day of such later calendar year. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with or are exempt from Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Consultant on account of non-compliance with Section 409A.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date(s) indicated below to be effective on the Effective Date.

CONSULTANT:		CONCURRENT COMPUTER CORPORATION:

/s/ Derek Elder		By:	/s/ Wayne Barr
DEREK J. ELDER
		Its:	Chairman
Date:	December 31, 2017
		Date:	December 31, 2017

EXHIBIT A

SEPARATION AND CONSULTING AGREEMENT AND

GENERAL RELEASE OF CLAIMS

Outstanding Equity Schedule

This Exhibit A to the Separation and Consulting Agreement and General Release of Claims (the "Agreement") by and between Concurrent Computer Corporation, and Derek Elder ("Consultant") dated December 31, 2017 sets forth Consultant's outstanding restricted stock awards and performance-based stock awards and all related accrued dividends in accordance with Section 2(d) of the Agreement.

Grant Date	Type	Total Unvested Shares	Shares Accelerated	Dividends Accrued	Dividends Accelerated
8/27/2015	Time-Based Restricted Stock Awards	55,000	55,000	$66,000	$66,000
10/15/2015	Time-Based Restricted Stock Awards	15,000	15,000	$16,200	$16,200
2/11/2016	Time-Based Restricted Stock Awards	50,000	50,000	$48,000	$48,000
9/1/2016	Time-Based Restricted Stock Awards	15,000	15,000	$10,800	$10,800
9/1/2016	Performance-Based Restricted Stock Awards	30,000	30,000	$21,600	$21,600
2/10/2017	Time-Based Restricted Stock Awards	10,000	10,000	$4,800	$4,800

TOTAL		175,000	175,000	$167,400	$167,400

EXHIBIT B

AMENDED AND RESTATED

PROTECTIVE AGREEMENT

This Amended and Restated Protective Agreement (this "Amended Protective Agreement") is between CONCURRENT COMPUTER CORPORATION, a Delaware corporation (the "Company"), and DEREK ELDER ("Consultant").

WHEREAS, Consultant previously executed the Protective Agreement attached as Exhibit B to the Employment Agreement by and between the Company and Derek Elder effective as of November 21, 2014 (the "Original Protective Agreement");

WHEREAS, the Original Protective Agreement may be amended by written instrument signed by the Company and Consultant pursuant to Section 5(g) of the Original Protective Agreement; and

WHEREAS, the Company and Consultant desire to amend the Original Protective Agreement in contemplation of Consultant's termination of employment and future role as a consultant of the Company pursuant to the Separation and Consulting Agreement and General Release of Claims by and between the Company and Derek Elder dated December 31, 2017 (the "Separation Agreement").

NOW THEREFORE, the Company and Consultant, in consideration of the agreements, covenants, and conditions herein, hereby agree as follows:

1.           Non-compete and Non-solicitation of Customers or Employees of the Content Delivery Business. Following December 31, 2017 (the "Separation Date"), Consultant will not, directly or indirectly, for a period of two (2) years, (a) engage in or provide any services of the type that Consultant provided to the Company at any time during the last twelve (12) months of his employment to or on behalf of any person or entity that competes with the Company or Vecima Networks Inc. ("Vecima") in any business focused on the development, marketing, and supporting of software applications and solutions for video content delivery and storage technologies (the "Content Delivery Business") anywhere in the continental United States, which Consultant acknowledges and agrees is the primary geographic area in which the Company and/or Vecima competes in the Content Delivery Business and thus, by virtue of Consultant's senior executive position and responsibilities with the Company, also the primary geographic area of Consultant's employment with the Company, (b) solicit or attempt to solicit, for the purpose of competing with the Company and/or Vecima in the Content Delivery Business, any customers or active prospects of the Company and/or Vecima with which Consultant had any material business contact for or on behalf of the Company at any time during the last twelve (12) months of Consultant's employment, or (c) recruit or otherwise seek to induce any employees of the Company and/or Vecima to terminate their employment or violate any agreement with the Company and/or Vecima.

EXHIBIT B

2.           Non-compete and Non-solicitation of Customers or Employees for Future Business. Consultant also agrees that, following the termination of the Consulting Term (as defined in the Separation Agreement), Consultant will not, directly or indirectly, for a period of one (1) year, (a) engage in or provide any services of the type that Consultant provided to the Company at any time during the Consulting Term to or on behalf of any person or entity that competes with the Company in any business that the Company may develop or acquire during the Consulting Term (the "Future Business") anywhere in the continental United States, (b) solicit or attempt to solicit, for the purpose of competing with the Company as it relates to the Future Business, any customers or active prospects of the Company with which Consultant had any material business contact for or on behalf of the Company at any time during the Consulting Term, or (c) recruit or otherwise seek to induce any employees of the Company to terminate their employment or violate any agreement with the Company.

3.           Trade Secrets and Other Confidential Information. Except as may be required in the performance of Consultant's duties with the Company, or as may be required by law, Consultant will not, either prior to, during or after the Consulting Term, reveal to any person or entity or use any Confidential Information. For purposes of this Amended Protective Agreement, "Confidential Information" means trade secrets and other confidential information relating to the business of the Company that has value to the Company and is not generally known to its competitors. Confidential Information includes, but is not limited to, lists of actual or prospective customers, details of customer contracts, current or anticipated customer requirements, pricing policies, price lists, business plans, licensing strategies, operational methods, marketing plans or strategies, product development techniques, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, research and development, financial information, information regarding recruitment and hiring activities, and personnel information. Confidential Information includes trade secrets (as defined under Georgia law) as well as information that does not rise to the level of a trade secret. However, Confidential Information does not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by Consultant without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Consultant understands that Consultant's obligations as set forth in this Section 3 of this Amended Protective Agreement are in addition to and not in lieu of any other obligations Consultant may have to protect Confidential Information (including, but not limited to, obligations arising under the Company's policies, ethical rules, and applicable law), and such obligations will continue for so long as the information in question continues to constitute Confidential Information. In the event Consultant is requested or required pursuant to any legal, governmental, or investigatory proceeding or process or otherwise to disclose any Confidential Information, Consultant agrees to promptly notify the Company in writing prior to disclosing any such Confidential Information (unless such notification would be prohibited by law) so that the Company may seek a protective order or other appropriate remedy. Consultant agrees to cooperate with the Company to preserve the confidentiality of such Confidential Information consistent with applicable law or court order and to use Consultant's best efforts to limit any such disclosure to the minimum disclosure necessary to comply with such law or court order. Notwithstanding the foregoing, Consultant is not prohibited from reporting possible violations of federal law or regulation to any government agency or entity or making other disclosures that are protected under whistleblower provisions of law and Consultant does not need prior authorization to make such reports or disclosures.

EXHIBIT B

4.           Return of Company Property. Consultant agrees that any and all documents, disks, databases, notes, or memoranda prepared by Consultant or others and containing Confidential Information shall be and remain the sole and exclusive property of the Company, and that upon termination of the Consulting Term or prior request of the Company, Consultant will immediately deliver all of such documents, disks, databases, notes or memoranda, including all copies, to the Company at its main office. Further, Consultant agrees that all Company property, such as, but not limited to cell phone(s), personal computers, software, PDAs, etc., shall be and remain the sole and exclusive property of the Company, and that upon termination of the Consulting Term or prior request of the Company, Consultant will immediately return all such property to the Company, provided that Consultant may retain the laptop computer and iPad that was assigned to him by the Company as of the Separation Date, provided further that the information contained on the computer and iPad is the property of the Company and must be permanently deleted at the end of the Consulting Term.

5.           Inventions and Copyrights. If at any time or times during Consultant's employment or the Consulting Term (or within six (6) months thereafter if based on Confidential Information), Consultant makes or discovers, either alone or with others, any invention, modification, development, improvement, process or secret, whether or not patented or patentable (collectively, "Inventions") in the field of computer science or instrumentation, Consultant will disclose in reasonable detail the nature of such Invention to the Company in writing, and if it relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company, such Invention and the benefits thereof shall immediately become the sole and absolute property of the Company provided the Company notifies Consultant in reasonable detail within ninety (90) days after receipt of Consultant's disclosure of such Invention that it believes such Invention relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company. Consultant also agrees to transfer such Inventions and benefits and rights resulting from such Inventions to the Company without compensation and will communicate without cost, delay or prior publications all available information relating to the Inventions to the Company. At the Company's expense Consultant will also, whether before or after termination of Consultant's employment or engagement, sign all documents (including patent applications) and do all acts and things that the Company may deem necessary or desirable to effect the full assignment to the Company of Consultant's right and title to the Inventions or necessary to defend any opposition thereto. Consultant also agrees to assign to the Company all copyrights and reproduction rights to any materials prepared by Consultant in connection with Consultant's employment or engagement.

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CONSULTANT:		CONCURRENT COMPUTER CORPORATION:

/s/ Derek Elder		By:	/s/ Wayne Barr
DEREK J. ELDER
		Its:	Chairman
Date:	December 31, 2017
		Date:	December 31, 2017

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